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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements of Excel Realty Trust, Inc. and subsidiaries on Form S-3 (File No. 333-24615), Form S-8 (File No. 333-13481), and Form S-8 (File No. 333-02329) of our report dated February 13, 1998 on our audits of the consolidated financial statements and financial statement schedules of Excel Realty Trust, Inc. and subsidiaries as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, which report is included in this Annual Report on Form 10-K.


                                        COOPERS & LYBRAND L.L.P.


San Diego, California
March 13, 1998